JOINT FILING AGREEMENT


            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in Amendment No. 1 to Schedule 13D referred to below), on behalf of each of them, of Amendment No. 1 to Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of National Auto Finance Company, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 5th day of May, 1999.


                                     THE PROGRESSIVE CORPORATION
                                     PROGRESSIVE CASUALTY INSURANCE COMPANY

                                     By: /s/ W. Thomas Forrester, II
                                         ---------------------------
                                          Name:  W. Thomas Forrester
                                          Title: Treasurer


                                     PC INVESTMENT COMPANY
                                     PROGRESSIVE INVESTMENT COMPANY, INC.

                                     By:  /s/ Janet A. Dolohanty
                                          ------------------------
                                          Name: Janet A. Dolohanty
                                          Title:  Treasurer

                                       BROWN BROTHERS HARRIMAN & CO.



                                       By: /s/ Robert R. Gould
                                           ------------------------------------
                                           Name:  Robert R. Gould
                                           Title: Partner


                                       THE 1818 MEZZANINE FUND, L.P.


                                       By: Brown Brothers Harriman & Co.
                                           General Partner



                                       By: /s/ Robert R. Gould
                                           ------------------------------------
                                           Name:  Robert R. Gould
                                           Title: Partner


                                       /s/ Joseph P. Donlan
                                       ---------------------------------------
                                       Joseph P. Donlan


                                       /s/ Robert R. Gould
                                       ---------------------------------------
                                       Robert R. Gould


                                       /s/ T. Michael Long
                                       ---------------------------------------
                                       T. Michael Long


                                       /s/ Lawrence C. Tucker
                                       ---------------------------------------
                                       Lawrence C. Tucker


                                       THE STRUCTURED FINANCE HIGH YIELD
                                          FUND, LLC
                                       THE PRUDENTIAL INSURANCE COMPANY OF
                                          AMERICA



                                       By: /s/ Michael J. Bozzo
                                           -----------------------------------
                                           Name: Michael J. Bozzo
                                           Title: Vice President